NATIONAL CITY MORTGAGE - PRIME (JUMBO) ARMS - ALL DOC TYPES
Vintage	2001	2002	2003	2004	2005
Total Original Count	2,365	11,553	11,534	19,717	21,994
Total Original Balance	$ 973,174,985	$4,754,124,679	$4,832,717,356	$7,395,690,670	$8,828,851,563
Total Current Balance (as of 12/31/2005)	$ 3,496,825	$ 203,338,122	$1,240,535,426	$4,773,983,454	$7,525,441,251
Pool Factor (as of 12/31/2005)	0.36%	4.28%	25.67%	64.55%	85.24%
WA Original Interest Rate	6.121%	5.595%	4.710%	4.802%	5.280%
WA Original Term	360	359	359	360	360
WA LTV	67.87%	67.50%	68.14%	70.28%	69.69%
WA FICO	728	739	736	734	739
WA ARM Initial Adjustment Period (months)	31.0	30.9	44.3	49.7	58.1
Refinance %	23.97%	16.94%	17.23%	19.78%	31.68%
IO %	0.00%	0.03%	10.64%	72.61%	89.77%
Top Five State - State 1	CA - 60.99%	CA - 41.80%	CA - 33.73%	CA - 32.48%	CA - 28.19%
Top Five State - State 2	AZ - 4.31%	IL - 7.76%	VA - 8.34%	VA - 11.59%	VA - 12.95%
Top Five State - State 3	MI - 4.18%	CO - 6.37%	MD - 7.00%	MD - 9.14%	MD - 10.60%
Top Five State - State 4	IL - 4.09%	AZ - 6.18%	TX - 6.58%	AZ - 5.44%	AZ - 6.54%
Top Five State - State 5	CO - 3.62%	MD - 5.66%	IL - 5.53%	TX - 4.76%	IL - 5.67%
Delinquency Status as of 12/31/2005
Current Balance	$ 3,059,066	$ 200,460,483	$1,231,105,561	$4,737,474,156	$7,484,537,254
Current Count	14	597	3,103	12,869	18,784
Current Percent of Active Count	87.50%	98.51%	99.23%	99.23%	99.49%
30 Days Balance	$ -	$ 898,868	$ 4,936,550	$ 24,027,091	$ 30,981,562
30 Days Count	0	4	12	69	78
30 Days Percent	0.00%	0.66%	0.38%	0.53%	0.41%
60 Days Balance	$ -	$ 1,014,781	$ 1,113,926	$ 2,620,330	$ 3,860,881
60 Days Count	0	2	5	6	7
60 Days Percent of Active Count	0.00%	0.33%	0.16%	0.05%	0.04%
90 Days Balance	$ 340,173	$ -	$ 695,789	$ 1,961,296	$ 404,000
90 Days Count	1	0	1	6	1
90 Days Percent of Active Count	6.25%	0.00%	0.03%	0.05%	0.01%
120 Days Balance	$ -	$ -	$ -	$ 1,707,072	$ 926,594
120 Days Count	0	0	0	3	2
120 Days Percent of Active Count	0.00%	0.00%	0.00%	0.02%	0.01%
150 Days Balance	$ -	$ -	$ -	$ 649,425	$ 1,433,700
150 Days Count	0	0	0	1	2
150 Days Percent of Count	0.00%	0.00%	0.00%	0.01%	0.01%
180 Days Balance	$ -	$ -	$ -	$ 650,000	$ -
180 Days Count	0	0	0	1	0
180 Days Percent of Active Count	0.00%	0.00%	0.00%	0.01%	0.00%
Delinq Bankruptcy Balance	$ 97,586	$ 136,655	$ 1,430,677	$ 1,961,778	$ 169,960
Delinq Bankruptcy Count	1	1	3	5	1
Delinq Bankruptcy Percent of Active	6.25%	0.17%	0.10%	0.04%	0.01%
Net Delinquent Balance	$ 437,759	$ 2,050,304	$ 8,176,942	$ 33,576,992	$ 37,776,697
Net Delinquent Count	2	7	21	91	91
Net Delinquent Percent Active	12.50%	1.16%	0.67%	0.70%	0.48%

FC PreSale Balance	$ -	$ 827,335	$ 1,252,923	$ 2,932,306	$ 3,127,300
FC PreSale Count	0	2	3	9	6
FC PreSale Percent of Active	0.00%	0.33%	0.10%	0.07%	0.03%
Gross Delinquent Balance	$ 437,759	$ 2,877,639	$ 9,429,865	$ 36,509,298	$ 40,903,997
Gross Delinquent Count	2	9	24	100	97
Gross Delinquent Percent of Active Count	12.50%	1.49%	0.77%	0.77%	0.51%
Total Active Balance	$ 3,496,825	$ 203,338,122	$1,240,535,426	$4,773,983,454	$7,525,441,251
Total Active Count	16	606	3,127	12,969	18,881
Total Active Percent of Original Count	0.68%	5.25%	27.11%	65.78%	85.85%
REO / FC PostSale Count	0	4	0	0	0
REO / FC PostSale Percent of Original	0.00%	0.03%	0.00%	0.00%	0.00%
Service Transfer/Other Removal Count	4	53	2,346	279	19
Service Transfer/Other Removal Percent of Original Count	0.17%	0.46%	20.34%	1.42%	0.09%
Paid In Full Count	2,345	10,890	6,061	6,469	3,094
Paid In Full Percent of Original Count	99.15%	94.26%	52.55%	32.81%	14.07%
1-Mo CPR (As of 12/31/2005)	40.06%	29.66%	24.11%	26.12%	31.04%

* Loss data unavailable for loans originated prior to 2006.